Exhibit 10.01

SEVENTH AMENDMENT LOAN AGREEMENT

THIS SEVENTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of February 15, 2018 (the "Effective Date"), by and between EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation ("Borrower"), and MIDFIRST Bank, a federally charted savings association ("Lender").

Background Recitals

A.                 Borrower and Lender are parties to that certain Loan Agreement dated as of December 1, 2015, as amended by that certain First Amendment to Loan Agreement dated as of March 10, 2016, as amended by that certain Second Amendment to Loan Agreement dated as of June 15, 2016, as further amended by that certain Third Amendment to Loan Agreement dated as of June 28, 2016, as further amended by that certain Fourth Amendment to Loan Agreement dated as of February 7, 2017, as further amended by that certain Fifth Amendment to Loan Agreement dated as of June 15, 2017, and as further amended by that certain Sixth Amendment to Loan Agreement dated as of September 1, 2017 (as amended, the "Loan Agreement"). Unless the context otherwise requires, capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to them in the Loan Agreement.

B.                  Borrower has requested that Lender (i) remove the Minimum Tangible Net Worth covenant, (ii) modify the limitation on dividends, and (iii) reduce the maximum Adjusted Funded Debt to EBITDA Ratio from 3.25:1.00 to 3.00:1.00, and Lender has agreed to such requests, but only upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.                   REMOVAL OF MINIMUM TANGIBLE NET WORTH COVENANT.

1.1.             Deleted Definitions. Effective as of the Effective Date, the definitions of "Minimum Tangible Net Worth" and "TNW Test Default" are hereby deleted from the Loan Agreement.

1.2.             Deleted Event of Default. Section 5.1(i) of the Loan Agreement is amended in its entirety to read as follows:

(i)	[Intentionally omitted.]

2.                   DIVIDENDS. Section 4.1(v) of the Loan Agreement is hereby amended in its entirety to read as follows:

(v)       Limitation on Dividends and Stock Buybacks. Borrower shall not declare, make or pay any dividend or distribution, or set apart any sum or any of its assets for the payment of any dividend of distribution, if (i) a Default or Event of Default exists, (ii) such action would be reasonably expected to result in a Default or Event of Default, or (iii) such dividend or distribution would exceed (1) 50% of Borrower's net profit (if positive) beginning with the fiscal year ending February 28, 2018, and each subsequent fiscal year, or (2) Borrower's quarterly net income for the fiscal quarter for which it is declared.

3.                   Adjusted Funded Debt to EBITDA Ratio. The following definition appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

"AFD Test Default" means that, as of the last day of any calendar month, the Adjusted Funded Debt to EBITDA Ratio is greater than 3.00:1.00.

4.                   REPLACEMENT COMPLIANCE CERTIFICATE. The form of Compliance Certificate set forth in Exhibit C of Loan Agreement is hereby replaced with Exhibit C-1 attached to this Amendment.

5.                   CONDITIONS TO EFFECTIVENESS. This Amendment will be effective as of the Effective Date, but subject to satisfaction of each of the following conditions precedent:

5.1.             Execution of Amendment. This Amendment shall have been executed by the applicable parties and delivered to Lender, each in form and substance satisfactory to Lender.

5.2.             Legal Matters. All legal matters incident to this Amendment shall be satisfactory to Lender and its counsel.

6.                   REPRESENTATIONS AND WARRANTIES.

6.1.             Reaffirmation. Borrower confirms that all representations and warranties made by it in the Loan Agreement and the other Loan Documents are, and as of the Effective Date will be, true and correct in all material respects, and all of such representations and warranties are hereby remade and restated as of the Effective Date and shall survive the execution and delivery of this Amendment.

6.2.             Additional Representations and Warranties.

6.2.1.        Power; Transactional Authority; Enforceability. Borrower has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Amendment, and has taken all necessary action to authorize its execution, delivery and performance of this Amendment. Borrower has duly executed and delivered this Amendment. This Amendment constitutes Borrower's legal, valid and binding obligations, enforceable in accordance with the terms of the Loan Documents, as amended by this Amendment, subject to (i) the effect of any Applicable Bankruptcy Law, or (ii) general principles of equity.

6.2.2.        No Violation; No Consent. Borrower's execution, delivery and performance of this Amendment, and compliance with the terms and provisions of the Loan Documents, as amended by this Amendment, will not (i) contravene any Applicable Law, (ii) conflict or be inconsistent with or result in any breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the Property or Borrower's other assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower or any of the Property or Borrower's other assets is bound or may be subject, or (iii) violate any term of Borrower's certificate of incorporation or other documents and agreements governing Borrower's existence, management or operation. Borrower is not required to obtain the consent of any other party, including any Governmental Authority, in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents, as amended by this Amendment.

6.2.3.        Financial Matters. Each Borrower Party financial statement previously delivered to Lender was prepared in accordance with GAAP and completely, correctly and fairly present the financial condition and the results of operations of each Borrower Party on the date and for the period covered by the financial statements. All other reports, statements and other data that any Borrower Party furnished to Lender in connection with the Loan are true and correct in all material respects and do not omit any fact or circumstance necessary to ensure that the statements are not misleading. Each Borrower Party (i) is solvent, (ii) is not bankrupt, and (iii) has no outstanding liens, suits, garnishments, bankruptcies or court actions which may render such Borrower Party insolvent or bankrupt. Since the date of the last financial statements each Borrower Party delivered to Lender, no event, act, condition or liability has occurred or exists, which has had, or may reasonably be expected to have, a material adverse effect upon (A) such Borrower Party's business, condition (financial or otherwise) or operations, or (B) such Borrower Party's ability to perform or satisfy, or Lender's ability to enforce, any of the Indebtedness.

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6.2.4.        Litigation. There are no suits or proceedings (including condemnation) pending or (to Borrower's knowledge, after reasonable inquiry) threatened against or affecting any Borrower Party or the Property or involving the validity, enforceability or priority of any of the Loan Documents. Borrower has not received notice from any Governmental Authority alleging that any Borrower Party or the Property is violating any Applicable Law.

6.2.5.        No Default. No Event of Default currently exists or would exist after giving effect to the transactions contemplated by this Amendment.

7.                   MISCELLANEOUS.

7.1.             Effect of Amendment. The terms of this Amendment shall be incorporated into and form a part of the Loan Agreement. Except as expressly amended, modified and supplemented by this Amendment, the Loan Agreement shall continue in full force and effect in accordance with its original stated terms, all of which are hereby reaffirmed in every respect as of the Effective Date. In the event of any irreconcilable inconsistency between the terms of this Amendment and the terms of the Loan Agreement, the terms of this Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this Amendment. All references to the Loan Agreement appearing in any of the Loan Documents shall hereafter be deemed references to the Loan Agreement as amended, modified and supplemented by this Amendment.

7.2.             No Course of Dealing; Past Acceptance. This Amendment shall not establish a course of dealing or be construed or relied upon as evidence of any willingness on Lender's part to grant any future consent or amendment, should any be requested. Lender acknowledges that Lender and its agents in the past may have accepted, without exercising the remedies to which Lender was entitled, payments and performance by Borrower that constituted Events of Default under the Loan Documents. Borrower acknowledges that no such acceptance or grace granted by Lender or its agents in the past, or Lender's agreement to the modifications evidenced hereby, has in any manner diminished Lender's right in the future to insist that Borrower Parties strictly comply with the terms of the Loan Documents, as modified by the terms of this Amendment. Furthermore, Borrower specifically acknowledges that any future grace or forgiveness of any Events of Default shall not constitute a waiver or diminishment of any right of Lender with respect to any future Event of Default, whether or not similar to any Event of Default with respect to which Lender has in the past chosen, or may in the future choose, not to exercise all of the rights and remedies granted to it under the Loan Documents.

7.3.             Release. Borrower hereby releases, remises, acquits and forever discharges Lender and any co-lender or loan participant, together with their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, liens, debts, claims, counterclaims, defenses, demands, liabilities, obligations, damages and expenses of any and every character (collectively, "Claims"), known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the Effective Date, and in any way directly or indirectly arising out of or in any way connected to this Amendment or the other Loan Documents, or any of the transactions associated therewith, or the Property, including specifically but not limited to claims of usury, lack of consideration, fraudulent transfer and lender liability, that it now has or may hereafter have against any Released Party, and hereby agrees to indemnify and hold harmless Lender and each other Released Party for all Claims that any Person may bring against any such Released Party that arise under or in connection with the Loan Agreement based on facts existing on or before the Effective Date. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE OR STRICT LIABILITY OF ONE OR MORE OF THE RELEASED PARTIES.

7.4.             Ratification and Affirmation. Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

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7.5.             No Modification. This Amendment along with the Loan Documents supersedes and merges all prior and contemporaneous promises and agreements. No modification of this Amendment or any other Loan Document, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by the Parties. The Parties further agree that the Loan Agreement, as amended by this Amendment, may not in any way be explained or supplemented by a prior, existing or future course of dealings between the Parties or by any prior, existing, or future performance between the Parties pursuant to this Amendment, the Loan Agreement or otherwise.

7.6.             Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and will not affect the scope or meaning of the sections of this Amendment.

7.7.             Applicable Law. This Amendment and the rights and obligations of Borrower and Lender are in all respects governed by, and construed and enforced in accordance with the Governing Law (without giving effect to its principles of conflicts of law), except for those terms of the Security Instruments pertaining to the creation, perfections, validity, priority or foreclosure of the liens or security interests on the Property located within the State, which terms will be governed by, and construed and enforced in accordance with the laws of the State (without giving effect to its principles of conflicts of law).

7.8.             Counterparts; Miscellaneous. This Amendment may be executed in any number of counterparts with the same effect as if all signers executed the same instrument. All counterparts of this Amendment must be construed together and will constitute one instrument. This Amendment is a Loan Document. Time is of the essence with respect to this Amendment. The Parties acknowledge and confirm that each of their respective attorneys has participated or has had the opportunity to participate jointly in the review and revision of this Amendment and that it has not been written solely by counsel for one party. The Parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting Party will not favor either Party against the other. The terms and provisions of this Amendment are binding upon and inure to the benefit of the Parties and their successors and assigns.

7.9.             Reimbursement of Expenses. Borrower agrees to pay or reimburse Lender for all reasonable out-of-pocket expenses, including Attorneys' Fees, incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the Effective Date.

Borrower:	EDUCATIONAL DEVELOPMENT CORPORATION,
a Delaware corporation

By: ________________________
Name: Randall W. White
Title: Chairman, President and CEO

Borrower's Signature Page

to

Seventh amendment to Loan Agreement

Lender:	MIDFIRST BANK, a federally chartered savings association

By: ________________________
Name: Marc Short
Title: Senior Vice President

Lender's Signature Page

to

Seventh amendment to Loan Agreement

EXHIBIT C-1

COMPLIANCE CERTIFICATE

On December 1, 2015, EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation ("Borrower"), and MIDFIRST Bank ("Lender") entered into a Loan Agreement (as, from time to time, amended, modified or restated, the "Agreement"). Borrower delivers this certificate (this "Certificate") to Lender in order to comply with the terms of the Agreement. Capitalized terms used, but not defined, in this Certificate have the meanings specified in the Agreement.

Borrower certifies to Lender that as of the Effective Date (as defined below):

(1)                No Event of Default exists;

(2)                No event exists which after the passage of time or the delivery of notice will become an Event of Default;

(3)                The natural person executing this Certificate on Borrower's behalf (a) holds the title or position with Borrower required under the Agreement to execute this Certificate, (b) has been duly authorized to execute this Certificate on Borrower's behalf, and (c) has the capacity to duly execute, and make the certifications in, this Certificate; and

(4)                Borrower's calculations of the Debt Coverage Ratio as of the Monthly Calculation Date (as defined below) are set forth on Schedule 1 to this Certificate.

(5)                Borrower's calculations of the Adjusted Funded Debt to EBITDA Ratio as of the Monthly Calculation Date are set forth on Schedule 2 to this Certificate.

(6)                Borrower's calculations of the monthly commitment fee for the month ending on the Monthly Calculation Date are set forth on Schedule 3 to this Certificate.

BORROWER:

EDUCATIONAL DEVELOPMENT CORPORATION

By: ______________________________

Name: ____________________________

Title: _____________________________

______________________________

Date Borrower executed this Certificate

(the "Effective Date")

______________________________

Last day of most recently completed

calendar month for monthly calculations

(the "Monthly Calculation Date")

______________________________

Last day of most recently completed fiscal

quarter for quarterly calculations

(the "Quarterly Calculation Date")

Exhibit C-1

to

Seventh Amendment to Loan Agreement

Schedule 1

to

Compliance Certificate

This Schedule 1 to Compliance Certificate is delivered as of the date reflected on the accompanying Compliance Certificate and is executed and delivered by Educational Development Corporation, a Delaware corporation ("Borrower"), to MidFirst Bank ("Lender") pursuant to and in accordance with the provisions of that certain Loan Agreement dated as of December 1, 2015 (as amended and in effect from time to time, the "Agreement") between Borrower and Lender.

Compliance with Debt Coverage Ratio

A. Numerator:

Net Income	$ _____________________________

plus Interest Expense	+ $ _____________________________

plus Depreciation and Amortization Expense	+ $ _____________________________

less Dividends	- $ _____________________________

$ _____________________________
B. Denominator:

Current maturities of long term indebtedness	$ _____________________________

plus Interest Expense	+ $ _____________________________

plus capital leases	+ $ _____________________________

Debt Coverage Ratio (A ÷ B)	____________:1

Schedule 1

to

Exhibit C-1

to

Seventh Amendment to Loan Agreement

Schedule 2

to

Compliance Certificate

This Schedule 2 to Compliance Certificate is delivered as of the date reflected on the accompanying Compliance Certificate and is executed and delivered by Educational Development Corporation, a Delaware corporation ("Borrower"), to MidFirst Bank ("Lender") pursuant to and in accordance with the provisions of that certain Loan Agreement dated as of December 1, 2015 (as amended and in effect from time to time, the "Agreement") between Borrower and Lender.

Adjusted Funded Debt to EBITDA Ratio

A. Numerator:

Funded Debt	$ _____________________________

minus Principal Term Amount
(Lender's Note #1108135-100 and
Note #1108135-102)	- $ _____________________________

Subtotal of A:	$ _____________________________

B. Denominator:

Net Income	$ _____________________________

plus Interest Expense	+ $ _____________________________

plus Depreciation and Amortization Expense	+ $ _____________________________

plus Income Tax Expense	+ $ _____________________________

EBITDA	$ _____________________________

minus lease payments under Hilti Lease	- $ _____________________________

Subtotal of B:	$ _____________________________

Adjusted Funded Debt to EBITDA Ratio (A ÷ B)	____________:1

Schedule 2

to

Exhibit C-1

to

Seventh Amendment to Loan Agreement

Schedule 3

to

Compliance Certificate

This Schedule 3 to Compliance Certificate is delivered as of the date reflected on the accompanying Compliance Certificate and is executed and delivered by Educational Development Corporation, a Delaware corporation ("Borrower"), to MidFirst Bank ("Lender") pursuant to and in accordance with the provisions of that certain Loan Agreement dated as of December 1, 2015 (as amended and in effect from time to time, the "Agreement") between Borrower and Lender.

Monthly Commitment Fee

A. Total Revolving Outstandings

Outstanding amount of all advances under Revolving Loans	$ _____________________________

plus Aggregate Outstanding amount of all Letters of Credit	+ $ _____________________________

Subtotal	$ _____________________________

B. Accounts Payable	$ _____________________________

Total Revolving Outstandings minus Accounts Payable (A-B)	$ _____________________________

Schedule 3

to

Exhibit C-1

to

Seventh Amendment to Loan Agreement